Exhibit 99.1

ATLANTIC AMERICAN CORPORATION REPORTS
FOURTH QUARTER AND YEAR END RESULTS FOR 2024;
DECLARES ANNUAL DIVIDEND

ATLANTA, Georgia, March 25, 2025 - Atlantic American Corporation (Nasdaq- AAME) today reported net income of $0.4 million, or $0.02 per diluted share, for the three month period ended December 31, 2024, compared to net loss of $2.2 million, or $(0.11) per diluted share, for the three month period ended December 31, 2023. The Company had net loss of $4.3 million, or $(0.23) per diluted share, for the year ended December 31, 2024, compared to net loss of $0.2 million, or $(0.03) per diluted share, for the year ended December 31, 2023. The increase in net income for the three month period ended December 31, 2024 was primarily the result of favorable loss experience in the Company’s life and health operations due to a decrease in incurred losses, predominantly in the group life and Medicare supplement lines of business. The increase in net loss for the year ended December 31, 2024 was primarily due to unfavorable loss experience in the Company’s property and casualty operations due to the frequency and severity of claims in the automobile liability line of business, compared to the prior year.

Commenting on the results, Hilton H. Howell, Jr., Chairman, President and Chief Executive Officer, stated, “We are thrilled to report exceptional new sales in our Medicare supplement business during the fourth quarter annual enrollment period, with strong momentum carrying into the new year. Although rising costs in the commercial automobile market have affected profitability, we are taking steps to improve rates for that line of business. Additionally, in alignment with our continued commitment to enhancing shareholder value, the Board of Directors has approved the Company’s annual dividend of $0.02 per share. This dividend will be payable on April 23, 2025, to shareholders of record as of April 9, 2025."

Atlantic American Corporation is an insurance holding company involved through its subsidiary companies in specialty markets of the life, health, and property and casualty insurance industries.  Its principal insurance subsidiaries are American Southern Insurance Company, American Safety Insurance Company, Bankers Fidelity Life Insurance Company, Bankers Fidelity Assurance Company and Atlantic Capital Life Assurance Company.

Note regarding non-GAAP financial measure: Atlantic American Corporation presents its consolidated financial statements in accordance with U.S. generally accepted accounting principles (GAAP).  However, from time to time, the Company may present, in its public statements, press releases and filings with the Securities and Exchange Commission, non-GAAP financial measures such as operating income (loss). We define operating income (loss) as net income (loss) excluding: (i) income tax expense (benefit); (ii) realized investment (gains) losses, net; and (iii) unrealized (gains) losses on equity securities, net.  Management believes operating income (loss) is a useful metric for investors, potential investors, securities analysts and others because it isolates the “core” operating results of the Company before considering certain items that are either beyond the control of management (such as income tax expense (benefit), which is subject to timing, regulatory and rate changes depending on the timing of the associated revenues and expenses) or are not expected to regularly impact the Company’s operating results (such as any realized and unrealized investment gains (losses), which are not a part of the Company’s primary operations and are, to a limited extent, subject to discretion in terms of timing of realization).  The financial data attached includes a reconciliation of operating income (loss) to net income (loss), the most comparable GAAP financial measure.  The Company’s definition of operating income (loss) may differ from similarly titled financial measures used by others.  This non-GAAP financial measure should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Note regarding forward-looking statements: Except for historical information contained herein, this press release contains forward-looking statements that involve a number of risks and uncertainties.  Actual results could differ materially from those indicated by such forward-looking statements due to a number of factors and risks, including, among others: the effects of macroeconomic conditions and general economic uncertainty; unexpected developments in the health care or insurance industries affecting providers or individuals, including the cost or availability of services, or the tax consequences related thereto; disruption to the financial markets; unanticipated increases in the rate, number and amounts of claims outstanding; our ability to remediate the identified material weakness in our internal control over financial reporting; the level of performance of reinsurance companies under reinsurance contracts and the availability, pricing and adequacy of reinsurance to protect the Company against losses; changes in the stock markets, interest rates or other financial markets, including the potential effect on the Company’s statutory capital levels; the uncertain effect on the Company of regulatory and market-driven changes in practices relating to the payment of incentive compensation to brokers, agents and other producers; the potential impact of public health emergencies; the incidence and severity of catastrophes, both natural and man-made; the possible occurrence of terrorist attacks; stronger than anticipated competitive activity; unfavorable judicial or legislative developments; the potential effect of regulatory developments, including those which could increase the Company’s business costs and required capital levels; the Company’s ability to distribute its products through distribution channels, both current and future; the uncertain effect of emerging claim and coverage issues; the effect of assessments and other surcharges for guaranty funds and other mandatory pooling arrangements; information technology system failures or network disruptions; risks related to cybersecurity matters, such as breaches of our computer network or those of other parties or the loss of or unauthorized access to the data we maintain; and those other risks and uncertainties detailed in statements and reports that the Company files from time to time with the Securities and Exchange Commission. As a result, undue reliance should not be placed upon forward-looking statements, which speak only as of the date they are made.  The Company undertakes no obligation to publicly update any forward-looking statements as a result of subsequent developments, changes in underlying assumptions or facts or otherwise, except as may be required by law.

For further information contact:
J. Ross Franklin	Hilton H. Howell, Jr.
Chief Financial Officer	Chairman, President & CEO
Atlantic American Corporation	Atlantic American Corporation
404-266-5580	404-266-5505

Atlantic American Corporation
Financial Data

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(Unaudited; In thousands, except per share data)	2024	2023	2024	2023
Insurance premiums
Life and health	$29,351	$26,138	$111,042	$110,382
Property and casualty	16,053	16,781	67,689	68,443
Insurance premiums, net	45,404	42,919	178,731	178,825

Net investment income	2,342	2,633	9,791	10,058
Realized investment gains, net	1,193	-	1,210	70
Unrealized gains (losses) on equity securities, net	101	1,190	(1,516)	(2,177)
Other income	3	3	11	17

Total revenue	49,043	46,745	188,227	186,793

Insurance benefits and losses incurred
Life and health	16,597	22,931	70,064	71,485
Property and casualty	14,742	12,926	55,767	51,015
Commissions and underwriting expenses	12,290	9,294	48,030	46,124
Interest expense	828	862	3,419	3,269
Other expense	4,041	3,834	16,211	15,465

Total benefits and expenses	48,498	49,847	193,491	187,358

Income (loss) before income taxes	545	(3,102)	(5,264)	(565)
Income tax expense (benefit)	133	(874)	(996)	(394)

Net income (loss)	$412	$(2,228)	$(4,268)	$(171)

Earnings (loss) per common share (basic & diluted)	$0.02	$(0.11)	$(0.23)	$(0.03)

Reconciliation of non-GAAP financial measure

Net income (loss)	$412	$(2,228)	$(4,268)	$(171)
Income tax expense (benefit)	133	(874)	(996)	(394)
Realized investment gains, net	(1,193)	-	(1,210)	(70)
Unrealized (gains) losses on equity securities, net	(101)	(1,190)	1,516	2,177

Non-GAAP operating income (loss)	$(749)	$(4,292)	$(4,958)	$1,542

	December 31,	December 31,
Selected balance sheet data	2024	2023

Total cash and investments	$265,696	$265,368
Insurance subsidiaries	258,675	259,253
Parent and other	7,021	6,115
Total assets	393,428	381,265
Insurance reserves and policyholder funds	225,106	212,422
Debt	37,761	36,757
Total shareholders' equity	99,613	107,275
Book value per common share	4.61	4.99
Statutory capital and surplus
Life and health	32,443	38,299
Property and casualty	47,670	51,774